Exhibit 99.1

Ocugen, Inc. Announces $20 Million Registered Direct Offering of Common Stock and Warrants

MALVERN, Pa., Aug. 08, 2025 (GLOBE NEWSWIRE) -- Ocugen, Inc. (Ocugen or the Company) (NASDAQ: OCGN), a pioneering biotechnology leader in gene therapies for blindness diseases, today announced that it has entered into a securities purchase agreement with Janus Henderson Investors, a global asset management firm, to purchase 20,000,000 shares of common stock and warrants to purchase up to an aggregate of 20,000,000 shares of common stock at a purchase price of $1.00 per share (closing price on August 7, 2025) and accompanying warrant in a registered direct offering. The warrants have an exercise price of $1.50 per share, are exercisable immediately upon issuance, and will expire two years following the date of issuance. The warrants are callable by the Company when the VWAP of the Company’s common stock exceeds $2.50 per share for at least five of a trailing 30 trading day period.

Noble Capital Markets, Inc. acting as the sole placement agent in connection with the offering.

The gross proceeds to the Company are expected to be approximately $20 million before deducting the placement agent fees and other estimated offering expenses. The Company may receive up to $30 million of additional gross proceeds if the warrants are exercised in full. The offering is expected to close on or about August 11, 2025, subject to the satisfaction of customary closing conditions. The offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-278774) previously filed with the U.S. Securities and Exchange Commission (“SEC”), which was declared effective on May 1, 2024. The offering is made only by means of a prospectus forming a part of the effective registration statement relating to the offering. A prospectus supplement relating to the shares of common stock and warrants will be filed by the Company with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC's website at www.sec.gov or from Noble Capital Markets, Inc., 150 East Palmetto Park Rd., Suite 110 Boca Raton, FL 33432.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Ocugen, Inc.

Ocugen, Inc. is a pioneering biotechnology leader in gene therapies for blindness diseases. Our breakthrough modifier gene therapy platform has the potential to address significant unmet medical need for large patient populations through our gene-agnostic approach. Unlike traditional gene therapies and gene editing, Ocugen’s modifier gene therapies address the entire disease—complex diseases that are potentially caused by imbalances in multiple gene networks. Currently we have programs in development for inherited retinal diseases and blindness diseases affecting millions across the globe, including retinitis pigmentosa, Stargardt disease, and geographic atrophy—late stage dry age-related macular degeneration. Discover more at www.ocugen.com and follow us on X and LinkedIn.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks, and uncertainties that may cause actual events or results to differ materially from our current expectations. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate, including the satisfaction of customary closing conditions related to the offering, completion of the offering, whether the warrants will be exercised and various other factors. These and other risks and uncertainties are more fully described in our periodic filings with the Securities and Exchange Commission (SEC), including the risk factors described in the section entitled “Risk Factors” in the quarterly and annual reports that we file with the SEC. Any forward- looking statements that we make in this press release speak only as of the date of this press release. Except as required by law, we assume no obligation to update forward-looking statements contained in this press release whether as a result of new information, future events, or otherwise, after the date of this press release.

Ocugen Contact:

Tiffany Hamilton

AVP, Head of Communications

Tiffany .Hamilton@Ocugen.com